Exhibit 23.2

Joe R. Lane (1858-1931)		Joshua J. McIntyre*
Charles M. Waterman (1847-1924)		Brett R. Marshall*
Terry M. Giebelstein*		Kyle R. Day*
Robert V. P. Waterman, Jr.*		Andrea D. Mason*
R. Scott Van Vooren*		Timothy B. Gulbranson*
Richard A. Davidson*	220 North Main Street, Suite 600 Davenport, Iowa 52801-1953 Telephone (563) 324-3246 Fax (563) 324-1616	Trista M. Beise*
Michael P. Byrne*		Alexander C. Barnett*
Edmund H. Carroll*		Gage G. Kensler
Theodore F. Olt III*		Eric M. Hartmann
Jeffrey B. Lang*
Judith L. Herrmann*		Registered Patent Attorney
Robert B. McMonagle*		April A. Price*
Joseph C. Judge*
Jason J. O’Rourke*	Writer’s Direct Dial: (563) 333-6630	Of Counsel
Troy A. Howell*	E-Mail Address: bmarshall@l-wlaw.com	Robert A. Van Vooren*
Diane M. Reinsch*	www.L-WLaw.com	Thomas N. Kamp
Mikkie R. Schiltz*		C. Dana Waterman III
Diane E. Puthoff*		Charles E. Miller
Wendy S. Meyer*		James A. Mezvinsky
Ian J. Russell*	February 28, 2018	David A. Dettmann
Benjamin J. Patterson*		Curtis E. Beason
Douglas R. Lindstrom, Jr.*
Abbey C. Furlong*		* Also Admitted in Illinois
Samuel J. Skorepa*
Kurt P. Spurgeon*		Illinois Office
3551 7th Street, Suite 110
Moline, IL 61265

Consent of Lane & Waterman LLP

We consent to the use of our Iowa tax opinion dated as of February 28, 2018, addressed to John Deere Capital Corporation; John Deere Receivables, Inc.; Wells Fargo Delaware Trust Company, N.A.; U.S. Bank National Association; RBC Capital Markets, LLC; Barclays Capital Inc.; Credit Acricole Securities (USA) Inc.; TD Securities (USA) LLC; and HSBC Securities (USA) Inc., for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2018, dated as of February 28, 2018.

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP